                                  Exhibit 24(c)

                              SPECIAL POWER OF ATTORNEY


    KNOW ALL MEN BY THESE PRESENTS, that the undersigned Regular Trustee of Barnett Capital III (the "Trust") hereby constitutes and appoints Charles W. Newman, Hinton F. Nobles, Jr., Paris P. Thermenos, Gregory M. Delaney and each or any of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, to sign one or more of the Trust's Registration Statements on such forms as shall be appropriate and any and all amendments (including post-effective amendments) thereto covering the registration of up to an aggregate of $250,000,000 (Two Hundred Fifty Million Dollars) of the Capital Securities (the "Capital Securities") of the Trust, whether consolidated with registration statements relating to the Capital Securities of other trust subsidiaries of Barnett Banks, Inc. or whether relating to resale or exchange of such Securities or otherwise, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to effectuate the above purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    IN WITNESS WHEREOF, I have hereunto set my hand this 17th day of March, 1997.



                                  /S/ PARIS P. THERMENOS
                                  --------------------------------
                                  Paris P. Thermenos


(SEAL)

                              SPECIAL POWER OF ATTORNEY


    KNOW ALL MEN BY THESE PRESENTS, that the undersigned Regular Trustee of Barnett Capital III (the "Trust") hereby constitutes and appoints Charles W. Newman, Hinton F. Nobles, Jr., Paris P. Thermenos, Gregory M. Delaney and each or any of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, to sign one or more of the Trust's Registration Statements on such forms as shall be appropriate and any and all amendments (including post-effective amendments) thereto covering the registration of up to an aggregate of $250,000,000 (Two Hundred Fifty Million Dollars) of the Capital Securities (the "Capital Securities") of the Trust, whether consolidated with registration statements relating to the Capital Securities of other trust subsidiaries of Barnett Banks, Inc. or whether relating to resale or exchange of such Securities or otherwise, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to effectuate the above purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    IN WITNESS WHEREOF, I have hereunto set my hand this 17th day of March, 1997.

                                  /S/ CHARLES W. NEWMAN
                                  -------------------------------
                                  Charles W. Newman


(SEAL)